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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -----------------------

                                   FORM 8-K/A


                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



       Date of report (Date of earliest event reported): November 7, 2001

                                  SCIENT, INC.
                           (Exact Name of Registrant
                          as Specified in Its Charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)

              333-68402                             58-2643480
       (Commission File Number)         (IRS Employer Identification No.)

    79 Fifth Avenue, Fourth Floor
          New York, NY 10003                          10003
(Address of Principal Executive Offices)            (Zip Code)

                                 (212) 500-4900
              (Registrant's Telephone Number, Including Area Code)

                                      N/A
         (Former Name or Former Address, if Changed Since Last Report)

                            -----------------------

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


Item 2.  Acquisition or Disposition of Assets.

     This Form 8-K/A amends the current report on Form 8-K dated November 8, 2001 to include two new sub-items to Item 7(A) Financial Statements of Businesses Acquired and a related exhibit.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     (A)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

          (v) The Unaudited Condensed Consolidated Financial Statements of iXL Enterprises, Inc. ("iXL") as of September 30, 2001, and for each of the nine months ended September 30, 2001 and 2000 are incorporated by reference herein; and

          (vi) The Unaudited Condensed Consolidated Financial Statements of Scient Corporation (now known as Scient Enterprises, Inc.) as of September 30, 2001, and for each of the six months ended September 30, 2001 and 2000.

SCIENT FINANCIAL INFORMATION FOR THE QUARTER ENDED SEPTEMBER 30, 2001


                              SCIENT CORPORATION
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                   (in thousands, except per share amounts)
                                    ASSETS
                                                  September 30,     March 31,
                                                      2001            2001
                                                  -------------     ---------
                                                  (unaudited)
Current assets
  Cash and cash equivalents                          $ 32,360        $ 93,601
  Restricted Cash                                      37,341          18,626
  Short-term investments                               18,171          48,846
  Accounts receivable, net                             12,317          27,139
  Prepaid expenses and other                            5,887          17,005
                                                     --------        --------
    Total current assets                              106,076         205,217

Property and equipment, net                             9,032           8,278
Intangibles, net                                            -           9,351
Other                                                       -           1,198
                                                     --------        --------
    Total assets                                     $115,108        $224,044

                     LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
  Accounts payable                                   $  1,213        $  6,357
  Accrued compensation and benefits                    12,308          15,047
  Accrued other expenses                               48,464          57,324
  Deferred revenue                                          -             105
  Capital lease obligations, current                    3,328           3,892
                                                     --------        --------
    Total current liabilities                          65,313          82,725

Capital lease obligations, long-term                    1,285           2,614
                                                     --------        --------
                                                       66,598          85,339
                                                     --------        --------
Stockholders' equity
  Common stock                                              7               7
  Additional paid-in capital                          311,878         313,866
  Unearned compensation                                (2,840)         (6,321)
  Accumulated deficit                                (260,535)       (168,847)
                                                     --------        --------
    Total stockholders' equity                         48,510         138,705

                                                     --------        --------
    Total liabilities and stockholders' equity       $115,108        $224,044


           See notes to condensed consolidated financial statements.

                              SCIENT CORPORATION

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                   (in thousands, except per share amounts)

                                        Three Months Ended     Six Months Ended
                                           September 30,         September 30,
                                        ------------------     ----------------
                                        2001         2000      2001       2000
                                        ----         ----      ----       ----
                                            (unaudited)           (unaudited)
Revenues                             $ 11,610      $102,005 $ 22,916   $ 193,366

Operating expenses
  Professional services                15,315        45,832   28,685      83,926
  Selling, general and administrative  16,409        49,000   30,822      96,790
  Restructuring costs                   3,190             -   53,451           -
  Merger expenses                       2,000             -    2,000           -
  Amortization of intangible assets         -         1,167        -       1,167
  Stock compensation                    1,093         2,741    2,293       5,659
                                     --------      -------- --------   ---------

Total operating expenses               38,007        98,740  117,251     187,542
                                     --------      -------- --------   ---------

Income (loss) from operations         (26,397)        3,265  (94,335)      5,824

Interest and other income, net          1,015         2,379    2,646       5,601
                                     --------      -------- --------   ---------

Income/(loss) before income taxes     (25,382)        5,644  (91,689)     11,425
                                     --------      -------- --------   ---------

Provision for income taxes                  -         2,258        -       2,258

Net income/(loss)                   $ (25,382)     $  3,386 $(91,689)  $   9,167
                                    =========      ======== ========   =========

Net income/(loss) per share:
  Basic                             $   (0.35)     $   0.05 $  (1.29)  $    0.14
  Diluted                           $   (0.35)     $   0.04 $  (1.29)  $    0.11

Weighted average common shares:
  Basic                                72,590        65,664   71,045      64,673
  Diluted                              72,590        80,766   71,045      81,406


           See notes to condensed consolidated financial statements.

                              SCIENT CORPORATION

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (in thousands)

                                                       Six Months Ended
                                                         September 30,
                                                       2001        2000
                                                       ----        ----
                                                         (unaudited)
Cash flows from operating activities:
  Net income (loss)                                  $ (91,689)   $ 9,167
  Adjustments to reconcile net income (loss)
   to net cash used in operating activities:
    Depreciation and amortization                        2,634      5,528
    Provisions for doubtful accounts                      (444)     6,217
    Impairment write-down of intangibles                 9,351          -
    Amortization of unearned compensation                2,293      5,659
    Loss on investments                                      -        541
    Change in assets and liabilities:
      Accounts receivable                               15,266    (31,639)
      Prepaid expenses and other                        12,315    (15,446)
      Accounts payable                                  (5,144)      (419)
      Accrued expenses                                 (11,599)     2,922
      Deferred revenue                                    (105)        31
                                                     ---------   --------
        Net cash used in operating activities          (67,122)   (17,439)
                                                     ---------   --------
Cash flows from investing activities:
  Sale of investment, net                               30,676     15,793
  Cash payments for acquisition                              -     (7,685)
  Purchase of property and equipment, net               (6,851)   (10,959)
  Proceeds from sale of assets                           3,463          -
                                                     ---------   --------
       Net cash provided by/(used in) investing
         activities                                     27,288     (2,851)
                                                     ---------   --------
Cash flows from financing activities:
  Proceeds from bank borrowing                               -     (2,199)
  Proceeds from exercise of common stock
   options and warrants, net                                 -      8,378
  Purchase of common stock                                   -     (2,225)
  Proceeds from exercise of common stock options,
   net of stock repurchases                                (35)         -
  Principal payments on capital lease obligations       (1,893)    (1,560)
  Restricted cash                                      (18,715)         -
                                                     ---------   --------
       Net cash (used in)/provided by financing
         activities                                    (20,643)     2,394
                                                     ---------   --------
Effect of exchange rate changes on cash                   (764)       215

Increase/(decrease) in cash and cash equivalents       (61,241)   (17,681)

Cash and cash equivalents at beginning of period        93,601    108,102
                                                     ---------   --------

Cash and cash equivalents at end of period           $  32,360   $ 90,421
                                                     ---------   --------


           See notes to condensed consolidated financial statements.

                              SCIENT CORPORATION

             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of Presentation

     The accompanying condensed consolidated financial statements include the accounts of Scient Corporation and its wholly owned subsidiaries. All significant intercompany transactions and balances have been eliminated. Investments where Scient does not have the ability to exercise significant influence are accounted for using the cost method. All investments under this method have been considered impaired and their value has been written down. The accompanying condensed consolidated financials statements are unaudited, but in the opinion of management, contain all the adjustments (consisting of only normal recurring adjustments) considered necessary to present fairly the financial position, the results of operations and cash flows for the periods presented in conformity with generally accepted accounting principles applicable to interim periods. Results of operations are not necessarily indicative of the results expected for the full fiscal year or for any future period. The accompanying consolidated financial statements should be read in conjunction with the audited consolidated financial statements for the year ended March 31, 2001 included in Scient's Annual Report on Form 10-K.

     On November 7, 2001, pursuant to the Agreement and Plan of Merger dated July 31, 2001, as amended, among Scient, Inc., iXL Enterprises, Inc., Scient Corporation, India Merger Sub, Inc. and Sierra Merger Sub, Inc., each of iXL Enterprises, Inc. and Scient Corporation became a wholly owned subsidiary of Scient, Inc. and Scient Corporation was renamed Scient Enterprises, Inc. Each share of iXL common stock outstanding was converted into 1.00 share of Scient Inc.'s common stock, and each share of Scient Corporation common stock outstanding was converted into 1.24 shares of Scient Inc.'s common stock. Trading in Scient, Inc. common stock commenced on November 8, 2001. Robert M. Howe, former chairman and chief executive officer of Scient Corporation and U. Bertram Ellis, Jr., former chairman of iXL, were named chairman and vice-chairman of Scient, Inc., respectively. Christopher M. Formant, former chief executive officer of iXL, was named president and CEO of Scient, Inc., and Stephen A. Mucchetti, president and chief operating officer of Scient Corp. was named executive vice president and chief operating officer of Scient, Inc.

     In connection with the merger, shareholders of each of iXL and Scient Corp. approved the Scient, Inc. 2001 Equity Incentive Plan. Scient, Inc. reserved for issuance under the plan 48 million shares of Scient, Inc. common stock.

2. Income/(Loss) Per Share

     Basic net income (loss) per share is determined by using the weighed average number of common shares outstanding during the period. Diluted net
(loss) per share is determined by using the weighted average number of common shares, unvested common shares subject to repurchase, and common stock equivalents (representing the dilutive effect of stock options) outstanding during the period. Scient's net earning (loss) has not been adjusted for any period presented for purposes of computing basic or diluted net loss per share. For purposes of computing diluted net earning (loss) per share, weighted average common share equivalents do not include stock options with an exercise price that exceeded the average fair market value of Scient's common stock for that period.

     The following table sets forth the computation of basic and diluted earnings (loss) per share for the periods indicated (in thousands, except per share amounts):

                                                              Three Months Ended     Six Months Ended
                                                                September 30,           September 30,
                                                              ------------------      ----------------
                                                              2001          2000      2001        2000
                                                              ----          ----      ----        ----
                                                                 (unaudited)            (unaudited)

Net income (loss)                                          $(25,382)      $ 3,386    $(91,689)   $ 9,167
                                                           ========       =======    ========    =======
Basic net income (loss) per share:
     Weighted average shares outstanding                     72,590        65,664      71,045     64,673
                                                           ========       =======    ========    =======
     Basic net income (loss) per share                     $ (0.35)       $  0.05    $  (1.29)   $  0.14
                                                           ========       =======    ========    =======
Diluted net income (loss) per share:
     Weighted average shares outstanding                     72,590        65,664      71,045     64,673
     Weighted average unvested common shares to repurchase        -         7,829           -      8,546
     Dilutive stock options                                       -         7,273           -      8,187
                                                           --------       -------    --------    -------
     Shares used in computing per share amount               72,590        80,766      71,045     81,406
                                                           ========       =======    ========    =======
     Diluted net income (loss) per share                   $ (0.35)       $  0.04    $  (1.29)   $  0.11
                                                           ========       =======    ========    =======

                              SCIENT CORPORATION

3. Comprehensive Income

     SFAS No. 130, "Reporting Comprehensive Income" establishes standards for reporting comprehensive income. Comprehensive income includes net income as currently reported under generally accepted accounting principles and also considers the effect of additional economic events that are not required to be recorded in determining net income but are rather reported as a separate component of stockholders' equity. Scient reports foreign currency translation gains and losses and unrealized gains and losses on short term investments as components of comprehensive income. For the three months ended September 30, 2001 and 2000, Scient recorded comprehensive loss of $25.4 million and comprehensive income of $2.8 million, respectively. For the six months ended September 30, 2001 and 2000, Scient recorded comprehensive loss of $91.7 million and comprehensive income of $8.5 million, respectively

4. Restructuring, Merger and Other Related Charges

     In September 2001, Scient recorded a restructuring charge of $3 million, consisting of $2 million for headcount reductions and $1 million for consolidation of facilities and related fixed assets. These restructuring charges were taken to align Scient's cost structure with changing market conditions and decreased demand for Scient's services and to create a more flexible and efficient organization. The plan resulted in headcount reductions of approximately 76 employees, which was made up of 68% professional services staff and 32% core services staff. Additionally, Scient recorded $2 million of expenses primarily associated with professional services fees directly related to the merger with IXL.

     In April 2001, Scient recorded restructuring and other related charges of $50 million, consisting of $34 million for headcount reductions, $4 million for consolidation of facilities and related fixed assets, and $12 million of other related restructuring charges. These restructuring and other related charges were taken to align Scient's cost structure with changing market conditions and decreased demand for Scient's services and to create a more flexible and efficient organization. The plan resulted in headcount reductions of approximately 850 employees, which was made up of 78% professional services staff and 22% core services staff. The April restructuring included plans to significantly downsize and modify Scient's geographic footprint and move its corporate headquarters to New York from San Francisco. In addition, Scient closed its Los Angeles and New Jersey offices, divested 80% of its interests in each of its French and Japanese subsidiaries and plans to reduce its San Francisco, Boston, and Chicago locations to smaller sales offices.

     Total cash outlay for the restructuring and other related activities that were announced in December 2000, April 2001 and September 2001 will be approximately $113 million. The remaining $45 million of restructuring and other related costs consists of non-cash charges primarily for asset write-offs. As of the end of the second quarter of fiscal 2002, $79 million of cash has been used for restructuring and other related costs. An additional $9 million cash outlay is expected in the third quarter of fiscal 2002, and the remaining cash outlay of approximately $26 million, primarily related to real estate rental obligations, is expected to occur over the next 10 years.

     Restructuring and other related activities as of June 30, 2001 were as follow (in millions):

                                                      Severance
                                                     and Benefits   Facilities   Other   Total
                                                     ------------   ----------   -----   -----
Fiscal 2001 provision                                   $  14         $  81      $  10   $ 105
Amount utilized in fiscal 2001                             (9)          (40)        (9)    (58)
                                                        -----         -----      -----   -----
Balance at March 31, 2001                                   5            41          1      47
                                                        -----         -----      -----   -----
Fiscal 2002 Q1 provision                                   34             4         12      50
Amount utilized in first quarter fiscal 2002              (33)           (7)       (12)    (52)
                                                        -----         -----      -----   -----
Balance at June 30, 2001                                $   6         $  38      $   1   $  45
                                                        -----         -----      -----   -----
Fiscal 2002 Q2 provision                                    2             1          -       3
Amount utilized in second quarter fiscal 2002              (6)           (6)        (1)    (13)
                                                        -----         -----      -----   -----
Balance at September 30, 2001                           $   2         $  33      $   -   $  35
                                                        -----         -----      -----   -----


     As a result of the divestiture in the first quarter of 2002 of more than 80% of our French subsidiary, which we acquired in August 2000, Scient wrote off its remaining goodwill balance related to this acquisition of $9.3 million to restructuring and other related charges. This charge has been reported on the statement of operations as a component of restructuring and other related charges.

                              SCIENT CORPORATION

5. Balance Sheet Components

     As of September 30, 2001, the accounts receivable balance detail was as follows:

                                                  September 30        March 31
                                                      2001              2001
                                                  ------------        --------
                                                  (unaudited)
Accounts receivable:
  Accounts receivable                               $ 30,694          $ 47,703
  Unbilled fees and services                           2,051             7,063
                                                    --------          --------
                                                     32,745             54,766
  Less allowances for doubtful accounts             (20,428)           (27,627)
                                                    --------          --------
                                                     12,317             27,139
                                                    --------          --------

6. Recent Accounting Pronouncement

     In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, Business Combinations. This Statement addresses financial accounting and reporting for business combinations and supersedes Accounting Principles Board ("APB") Opinion No. 16, Business Combinations, and SFAS No. 38, Accounting for Preacquisition Contingencies of Purchased Enterprises. All business combinations in the scope of this Statement are to be accounted for using one method, the purchase method. The provisions of this Statement apply to all business combinations initiated after June 30, 2001 and all business combinations accounted for under the purchase method for which the date of acquisition is July 1, 2001, or later. We have engaged in significant acquisition activity in the past, including business combinations, and future business combinations are likely. The provisions of this Statement would require all future business combinations to be accounted for using the purchase method.

     In June 2001, the FASB also issued SFAS No. 142, Goodwill and Other Intangible Assets. This Statement addresses financial accounting and reporting for i) intangible assets acquired individually or with a group of other assets (but not those acquired in a business combination) at acquisition and ii) goodwill and other intangible assets subsequent to their acquisition. This Statement supersedes APB Opinion No. 17, Intangible Assets. Under the provisions of this Statement, if an intangible asset is determined to have an indefinite useful life, it shall not be amortized until its useful life is determined to be no longer indefinite. An intangible asset that is not subject to amortization shall be tested for impairment annually, or more frequently if events or changes in circumstances indicate that the asset might be impaired. Goodwill shall not be amortized. Goodwill shall be tested for impairment on an annual basis and between annual tests in certain circumstances at a level of reporting referred to as a reporting unit. This Statement is required to be applied starting with fiscal years beginning after December 15, 2001. Goodwill and intangible assets acquired after June 30, 2001 will be subject immediately to the nonamortization and amortization provisions of this Statement. Scient is still evaluating the impact of adopting these pronouncements on the financial statements.

     In August 2001, the Financial Accounting Standards Board issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 established accounting and reporting standards for the impairment and disposition of long-lived assets. SFAS No. 144 is effective for financial statements issued for fiscal years beginning after December 15, 2001. The Company will be required to adopt SFAS No. 144 for the fiscal year beginning January 1, 2002, and is currently evaluating this standard and the impact that it will have on the consolidated financial statements.

     (C)  EXHIBITS

          Exhibit 99.1 Financial Statements of iXL (incorporated by reference to its Quarterly Report on Form 10-Q for the nine months ended September 30, 2001 filed on November
                         14, 2001)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      SCIENT, INC.


Date:  November 14, 2001              By: /s/ Michael Hand
     --------------------------          ---------------------------
                                         Name:  Michael Hand
                                         Title: Corporate Controller, Treasurer
                                                and Acting Chief Financial
                                                Officer

                                 EXHIBIT INDEX

Exhibit 99.1 Financial Statements of iXL (incorporated by reference to its Quarterly Report on Form 10-Q for the nine months ended September 30, 2001 filed on November
               14, 2001)